Exhibit 99.2 – Explanation of Non-GAAP and Other Financial Measures

This Exhibit 99.2 to the accompanying Current Report on Form 8-K for Comcast Corporation (“Company”, “we”, “us” or “our”) sets forth the reasons we believe that presentation of financial measures not in accordance with generally accepted accounting principles in the United States (GAAP) contained in the earnings press release filed as Exhibit 99.1 to the Current Report on Form 8-K provides useful information to investors regarding our financial condition and results of operations. To the extent material, this Exhibit also discloses the additional purposes, if any, for which our management uses these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures is included in the earnings press release itself.

Operating Cash Flow is the primary basis used to measure the operational strength and performance of our businesses. Free Cash Flow and Unlevered Free Cash Flow are additional performance measures used as indicators of our ability to service and repay debt, make investments and return capital to investors, through stock repurchases and dividends. We also adjust certain historical data on a pro forma basis following certain acquisitions or dispositions to enhance comparability.

Operating Cash Flow is defined as operating income before depreciation and amortization, excluding impairment charges related to fixed and intangible assets and gains or losses on sale of assets, if any. This measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital intensive nature of our businesses and from intangible assets recognized in business combinations. Additionally, it is unaffected by our capital structure or investment activities. In the Theme Parks segment, we also include the equity in income (loss) of investees in measuring operating income before depreciation and amortization. This amount is not included when we measure NBCUniversal and our consolidated Operating Cash Flow. Our management and Board of Directors use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. It is also a significant performance measure in our annual incentive compensation programs. We believe that Operating Cash Flow is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Operating Cash Flow may not be directly comparable to similar measures used by other companies.

Because we use Operating Cash Flow to measure our segment profit or loss, we reconcile it to operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, in the business segment footnote to our quarterly and annual consolidated financial statements. Therefore, we believe our measure of Operating Cash Flow for our segments is not a “non-GAAP financial measure” as contemplated by Regulation G adopted by the Securities and Exchange Commission. Consolidated Operating Cash Flow is a non-GAAP financial measure.

Free Cash Flow, which is a non-GAAP financial measure, is defined as “Net Cash Provided by Operating Activities” (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures, cash paid for intangible assets and cash distributions to non-controlling interests; and adjusted for any payments and receipts related to certain nonoperating items, net of estimated tax benefits (such as income taxes on investment sales and nonrecurring payments related to income tax and litigation contingencies of acquired companies). Unlevered Free Cash Flow is Free Cash Flow before cash paid interest. We believe that Free Cash Flow and Unlevered Free Cash Flow are also useful to investors as the basis for comparing our performance and coverage ratios with other companies in our industries, although our measure of Free Cash Flow and Unlevered Free Cash Flow may not be comparable to similar measures used by other companies.

Pro forma data is used by management to evaluate performance when certain acquisitions or dispositions occur. Historical data reflects results of acquired businesses only after the acquisition dates while pro forma data enhances comparability of financial information between periods by adjusting the data as if the acquisitions or dispositions occurred at the beginning of the preceding year. Our pro forma data is adjusted for the timing of acquisitions or dispositions, the effects of acquisition accounting, eliminating the costs and expenses directly related to the transaction, but does not include adjustments for costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined businesses. We believe our pro forma data is not a non-GAAP financial measure as contemplated by Regulation G.

In certain circumstances we also present “adjusted” data, to exclude certain gains, losses or other charges, net of tax (such as from the sales of investments or dispositions of businesses). This “adjusted” data is a non-GAAP financial measure. We believe, among other things, that the “adjusted” data may help investors evaluate our ongoing operations and can assist in making meaningful period-over-period comparisons.

Exhibit 99.2 – Explanation of Non-GAAP and Other Financial Measures, cont’d

Non-GAAP financial measures should not be considered as substitutes for operating income (loss), net income (loss) attributable to Comcast Corporation, net cash provided by operating activities or other measures of performance or liquidity reported in accordance with GAAP.

Additionally, in the opinion of management, our pro forma data is not necessarily indicative of future results or what results would have been had the acquired businesses been operated by us after the assumed earlier date.

We provide reconciliations of Free Cash Flow in Exhibit 99.1 to this current report on Form 8-K, Consolidated Operating Cash Flow in Table 1 set forth in Exhibit 99.1 to this Current Report on Form 8-K and “adjusted” data in Tables 4 and 6 set forth in Exhibit 99.1 to this Current Report on Form 8-K.